PROSPECTUS SUPPLEMENT                                               EXHIBIT 99.2
(To Prospectus dated October 25, 2004)                REGISTRATION NO. 333-89355




                     [BIOTECH HOLDRS(SM) TRUST LOGO OMITTED]


                        1,000,000,000 Depositary Receipts
                            Biotech HOLDRS (SM) Trust



     This prospectus supplement supplements information contained in the prospectus dated October 25, 2004 relating to the sale of up to 1,000,000,000 depositary receipts by the Biotech HOLDRS (SM) Trust.

     The share amounts specified in the table in the "Highlights of Biotech HOLDRS" section of the base prospectus shall be replaced with the following:

                                                                            Share         Primary
                     Name of Company                         Ticker        Amounts    Trading Market
--------------------------------------------------------    ---------     ---------  -----------------
  Affymetrix, Inc.                                            AFFX            4           NASDAQ
  Alkermes, Inc.                                              ALKS            4           NASDAQ
  Amgen Inc.                                                  AMGN          64.48         NASDAQ
  Applera Corporation--Applied Biosystems Group*               ABI            18            NYSE
  Applera Corporation--Celera Genomics Group*                  CRA             4            NYSE
  Biogen IDEC Inc.                                            BIIB          26.95         NASDAQ
  Chiron Corporation                                          CHIR           16           NASDAQ
  Enzon Pharmaceuticals, Inc.                                 ENZN            3           NASDAQ
  Genentech, Inc.                                             DNA            88            NYSE
  Genzyme Corporation                                         GENZ           14           NASDAQ
  Gilead Sciences, Inc.                                       GILD           32           NASDAQ
  Human Genome Sciences, Inc.                                 HGSI            8           NASDAQ
  ICOS Corporation                                            ICOS            4           NASDAQ
  MedImmune, Inc.                                             MEDI           15           NASDAQ
  Millennium Pharmaceuticals, Inc.                            MLNM           12           NASDAQ
  QLT Inc.                                                    QLTI            5           NASDAQ
  Sepracor Inc.                                               SEPR            6           NASDAQ
  Shire Pharmaceuticals Group p.l.c.                         SHPGY         6.8271         NASDAQ

  ---------------------
  * The securities of this company trade as a tracking stock. Please see "Risk Factors" and the business description in Annex A for additional information relating to an investment in tracking stock.

The share amounts listed in the table above reflect all previous stock splits, dividends and business combination transactions.

          The date of this prospectus supplement is December 31, 2004.